 SYNERGY STRIPS CORP.

FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2013 AND 2012

Report of Independent Registered Public Accounting Firm

To the Board of Director and Shareholders of

Synergy Strip Corp.

We have audited the accompanying balance sheets of Synergy Strip Corp. as of December 31, 2013 and 2012 and the related statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2013 and the period from January 24, 2012 (Inception) to December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Synergy Strip Corp. as of December 31, 2013 and 2012 and the results of its operations, stockholders’ deficit, and cash flows for the year then ended and the period from January 24, 2012 (Inception) to December 31, 2013 in conformity accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ L.L. Bradford &Company, LLC

Las Vegas, Nevada

April 10, 2014

F-1

Synergy Strips Corp.
(a Development Stage Company)
Balance Sheets

	December 31,
	2013	2012
Assets
Current assets:
Prepaid	$5,000	$—
Total current assets	5,000	—

Total assets	$5,000	$—

Liabilities and Stockholders' deficit
Current liabilities:
Accounts payable and accrued liabilities	$6,000	$3,000
Advances from related party	52,813	520
Total liabilities	58,813	3,520

Stockholders' deficit
Common stock , $0.001 par value; 3,000 shares authorized,
3,000 shares issued and outstanding as of	3	3
December 31, 2013 and 2012, respectively
Subscription receivable - related party	(3)	(3)
Additional paid in capital	—	—
Deficit accumulated during the development stage	(53,813)	(3,520)
Total Stockholders' deficit	(53,813)	(3,520)

Total liabilities and stockholders' deficit	$5,000	$—

See the accompanying notes to the financial statements

F-2

Synergy Strips Corp.
(A Development Stage Company)
Statements of Operations

	For the	January 24, 2012
	Year Ended	(Inception) to
	December 31,	December 31,
	2013	2013
Revenues:
Sales	$10,783	$10,783
Cost of goods sold	6,323	6,323
Gross profit	4,460	4,460

Operating expenses:
Promotional and marketing	235	235
General and administrative	21,490	22,010
Travel	18,828	18,828
Professional fees	3,000	6,000
Consulting fees	11,200	11,200
Total operating expense	54,753	58,273

Net operating (loss)	(50,293)	(53,813)

Net loss before provision for income taxes	(50,293)	(53,813)

Provision for income taxes	—	—

Net (loss)	$(50,293)	$(53,813)

Net income (loss) per share - basic and diluted	$(16.76)

Weighted average number of shares outstanding
during the period - basic and diluted	3,000

See the accompanying notes to the financial statements F-3

Synergy Strips Corp.
(A Development Stage Company)
Statements of Stockholders' Deficit

					Deficit
					accumulated
			Additional		during the	Total
	Common stock		paid-in	Subscription	development	stockholders'
	Shares	Amount	capital	receivable	stage	(deficit)

Balance, January 24, 2012 (Inception)	—	$—	$—	$—	$—	$—

Shares issued to for subscription receivable	3,000	3	—	(3)	—	—

Net loss	—	—	—	—	(3,520)	(3,520)
Balance, December 31, 2012	3,000	3	—	(3)	(3,520)	(3,520)

Net loss	—	—	—	—	(50,293)	(50,293)
Balance, December 31, 2013	3,000	$3	$—	$(3)	$(53,813)	$(53,813)

See the accompanying notes to the financial statements
F-4

Synergy Strips Corp.
(a Development Stage Company)
Statements of Cash Flows

	For the Year Ended December 31, 2013	January 24, 2012 (Inception) to December 31, 2013
Operating activities:
Net (loss)	$(50,293)	$(53,813)
Change in operating assets and liabilities-
Prepaids	5,000	5,000
Accounts payable and accrued expenses	3,000	6,000
Cash (used) in operating activities	(42,293)	(42,813)

Financing activities:
Proceeds from related party advances	42,293	42,813
Cash provided by financing activities	42,293	42,813

Increase (decrease) in cash	—	—

Cash, beginning	—	—

Cash, ending	$—	$—

Supplemental cash flow information:
Interest paid	$—	$—
Income taxes paid	$—	$—
See the accompanying notes to the financial statements F-5

SYNERGY STRIPS CORP. (A Development Stage Company) Notes to the Financial Statements

NOTE 1 - NATURE OF OPERATIONS

The Company was incorporated on January 24, 2012 in the State of Delaware as Synergy Strips Corp (the " Company") for the purpose of marketing and distributing orally dissolving film strips under the Synergy brand. Currently, the Company has marketed and distributed an energy strip which is a caffeine infused, orally dissolving film, which enables users to obtain their "energy" without any calories, fat, carbohydrates or sugars.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP).

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Significant estimates include, but are not limited to, the collectability of accounts receivable and the estimates used when evaluating long-lived assets for impairment. Estimates are used for, but are not limited to, determining the following: allowance for doubtful accounts and inventory valuation reserves, recoverability of long-lived assets, and useful lives used in depreciation and amortization.

Cash and cash equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At December 31, 2013 and 2012, the Company had no cash equivalents.

Revenue recognition

Revenue is recognized in accordance with Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements, as revised by SAB No. 104. We recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectability is reasonably assured. Ownership and title of our products pass to customers upon delivery of the products to customers. Certain of our distributors may also perform a separate function as a co-packer on our behalf. In such cases, ownership of and title to our products that are co-packed on our behalf by those co-packers who are also distributors, passes to such distributors when we are notified by them that they have taken transfer or possession of the relevant portion of our finished goods.

Income taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”) Income Taxes.  Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Fair Value of Financial Instruments

We hold certain financial assets, which are required to be measured at fair value on a recurring basis in accordance with the Statement of Financial Accounting Standard No. 157, “Fair Value Measurements” (“ASC Topic 820-10”).   ASC Topic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  ASC Topic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement

F-6

SYNERGY STRIPS CORP. (A Development Stage Company) Notes to the Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Fair Value of Financial Instruments, continued

date. Level 1 instruments include cash, account receivable, prepaid expenses, inventory and account payable and accrued liabilities. The carrying values are assumed to approximate the fair value due to the short term nature of the instrument.

The three levels of the fair value hierarchy under ASC Topic 820-10 are described below:

☐	Level 1 - Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access. We believe our carrying value of level 1 instruments approximate their fair value at December 31, 2013 and 2012 due to their short term nature.

☐	Level 2 - Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

☐	Level 3 - Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. We consider depleting assets, asset retirement obligations and net profit interest liability to be Level 3. We determine the fair value of Level 3 assets and liabilities utilizing various inputs, including NYMEX price quotations and contract terms.

Advertising

The Company expenses advertising costs as incurred. The Company’s advertising expenses totaled $235, and $0 for the year ended December 31, 2013 and for the period from January 24, 2012 (inception) to December 31, 2013, respectively.

Earnings (Loss) Per Share

Net earnings (loss) per share is computed by dividing net income (loss) less preferred dividends for the period by the weighted average number of common stock outstanding during each period. Diluted earnings (loss) per share is computed by dividing net income (loss) less preferred dividends for the period by the weighted average number of common stock, common stock equivalents and potentially dilutive securities outstanding during each period.

Recent accounting pronouncements

There are no recent accounting pronouncements that have had a material impact on our financial statements.

Year-end

The Company has adopted December 31, as its fiscal year end.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and marketing. As a result, the Company incurred accumulated net losses from inception (January

24, 2012) through the period ended December 31, 2013 of $53,813. In addition, the Company’s development activities since inception have been financially sustained through capital contributions from a note holder.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock or through debt financing and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

F-7

SYNERGY STRIPS CORP. (A Development Stage Company) Notes to the Financial Statements

NOTE 4 – INCOME TAXES

The Company has incurred aggregate net operating losses of approximately $50,293 for income tax purposes for the year ended December 31, 2013. The net operating loss carries forward for United States income taxes, which may be available to reduce future years’ taxable income. These carry forwards will expire, if not utilized, through 2033. Management believes that the realization of the benefits from these losses appears not more than likely due to the Company’s limited operating history and continuing losses for United States income tax purposes. Accordingly, the Company has provided a 100% valuation allowance on the deferred tax asset to reduce the asset to zero. Management will review this valuation allowance periodically and make adjustments as warranted.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

	December 31,
	2013	2012

U.S. Statutory rate	35%	35%
Less: valuation allowance	(35%)	(35%)
Net deferred tax asset	0%	0%

The significant components of deferred tax assets and liabilities are as follows:

	December 31,
	2013	2012

Deferred tax assets:
Net operating loss carry forward	$17,603	$1,232
Total deferred tax assets
Less: valuation allowance	(17,603)	(1,232)
Net deferred tax asset	$—	$—

NOTE 5 – ADVANCES FROM RELATED PARTY

During the year ended December 31, 2013 and the period from January 24, 2012 (inception), the Company received $52,813 and $520, respectively from a related party for operational startup expenses.

NOTE 6 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue up to 3,000 shares of $0.001 par value common stock.

During the year ended December 31, 2012, the Company sold 3,000 shares of common stock at its par value of $0.001 and has recorded subscriptions receivable in the amount of $3.

NOTE 7 - SUBSEQUENT EVENTS

The Company evaluates events that have occurred after the balance sheets date but before the financial statements are issued in accordance with ASC 855. The Company did not identify any subsequent events that would require adjustment or disclosure in the financial statements.

F-8